 Third Quarter 2018Earnings Conference Call  10/17/2018

 This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the impact of the transaction with Capital One on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, increased cybersecurity risks, including potential business disruptions or financial losses, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC.  Important cautionary statement about forward-looking statements  2

Non-GAAP Reconciliations & Glossary of Terms

Throughout this presentation we may use non-GAAP numbers. The items noted below with an asterisk, "*", are considered non-GAAP. Reconciliations of those non-GAAP results to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company's Investor Relations website at hancockwhitney.com/investors.

- 1Q18 - First Quarter of 2018
- 2Q18 - Second Quarter of 2018
- 3Q17 - Third Quarter of 2017
- 3Q18 - Third Quarter of 2018
- 4Q18 - Fourth Quarter of 2018
- AFS - Available for sale securities
- ALLL - Allowance for loan and lease losses
- Annualized - Calculated to reflect a rate based on a full year
- BOLI - Bank-owned life insurance
- CDI - Core Deposit Intangible
- CECL - Current Expected Credit Losses (new accounting standard set for 2020)
- *Core - Excluding purchase accounting items and nonoperating items
- *Core NIM - Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets
- *Core Revenue - Net interest income (TE) plus noninterest income excluding purchase accounting adjustments and nonoperating items for both categories
- CSO - Corporate strategic objective
- Current Energy Cycle - Refers to the energy cycle beginning in November of 2014 through the most recent quarter end
- DDA - Noninterest-bearing demands deposit accounts
- DTA - Deferred Tax Asset
- E&P - Exploration and Production (Oil & Gas)
- Efficiency ratio - noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items
- EOP - End of period
- EPS - Earnings per share
- FTE - full time equivalent
- HTM - Held to maturity securities
- IRR - Interest rate risk
- Linked-quarter (LQ) - current quarter compared to previous quarter
- Loan Mark - Fair value discount on loans acquired in a business combination
- LOB - Line of Business
- LPO - Loan production office
- LQ - Linked-quarter
- LQA - Linked-quarter annualized
- M&A - Mergers and acquisitions
- MM - Dollars in millions
- NII - Net interest income
- NIM - Net interest margin (TE)
- NPA - Nonperforming assets
- O&G - Oil and gas
- *Operating - Financial measure excluding nonoperating items
- Operating Leverage - Revenue (TE) less operating expense
- ORE - Other real estate
- PAA - Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles
- PPNR - Pre-provision net revenue
- RBL - Reserve-based lending
- ROA - Return on average assets
- RR - Risk rating
- SBIC - Small Business Investment Company
- SNC - Shared National Credit
- TCE - Tangible common equity ratio (common shareholders' equity less intangible assets divided by total assets less intangible assets)
- TCJA - Tax Cuts and Jobs Act
- TDR - Troubled Debt Restructuring
- TE - Taxable equivalent (calculated using the current statutory federal tax rate)
- Trust and Asset Management acquisition - Acquired from Capital One on July 13, 2018
- Y-o-Y - Year over year

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Corporate Profile (as of September 30, 2018)

- $28.1 billion in Total Assets
- $19.5 billion in Total Loans
- $22.4 billion in Total Deposits
- Tangible Common Equity (TCE) ratio 7.67%
- Nearly 200 banking locations and 266 ATMs across our footprint
- Approximately 3,900 (FTE) employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 116 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards
- Moody's long-term issuer rating: Baa3
- S&P long-term issuer rating: BBB


HANCOCK WHITNEY LOCATIONS
Includes trust offices in NY, NJ, TX, and MS

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Third Quarter 2018 Highlights

(compared to second quarter 2018)

- EPS increased $.14 linked quarter to $.96; excluding nonoperating items EPS increased $.05 to $1.01
- Net income increased $12.7 million, or 18% linked-quarter; excluding nonoperating items, earnings increased $4.0 million, or 5%
- Closed Capital One Trust and Asset Management acquisition July 13, 2018; added $5.5 million in fee income (trust), $4.1 million in expenses (operating) and $229 million in deposits in 3Q18
- Operating leverage increased approximately $1.5 million linked-quarter; revenue up $9.3 million, operating expense up $7.8 million
- Criticized commercial loans declined $63 million or 7% linked-quarter; $51 million energy, $12 million nonenergy
- Loans increased $173 million linked-quarter; (includes approximately $90 million in payoffs at quarter end)
- Energy portfolio less than 5% of total loans (4.7%); no energy charge-offs during quarter

($s in millions; except per share data)	3Q18	2Q18	3Q17
Net Income	$83.9	$71.2	$58.9
Earnings Per Share – diluted	$.96	$.82	$.68
Return on Assets (%) (ROA)	1.19	1.04	0.88
Return on Tangible Common Equity (%) (ROTCE)	16.11	13.72	11.68
Net Interest Margin (%)	3.36	3.40	3.44
Net Charge-offs (%)	0.14	0.11	0.25
Tangible Common Equity (%)	7.67	7.76	7.80
Results Excluding Nonoperating Items (operating)*			
Nonoperating Items (pre-tax)	$4.8	$15.8	$11.4
Operating income	$87.7	$83.7	$66.3
Earnings Per Share – diluted	$1.01	$.96	$.76
Pre-provision net revenue (TE)	$117.4	$115.9	$112.3
ROA (%)	1.24	1.22	0.99
ROTCE (%)	16.84	16.12	13.14
Efficiency Ratio (%)	58.1	57.4	57.5

*Non-GAAP

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 Growth Diversified Across Footprint and Many Lines of Business  Loans totaled $19.5 billion at quarter-end, an increase of $173 million, or 4% LQAPayoffs of approximately $90 million at quarter endLoan portfolio 51% variable56% of variable loans are LIBOR-based (29% of total loan portfolio)96% of the LIBOR loans are tied to 1mo L4% of the LIBOR loans are tied to 3mo L32% tied to Wall Street Journal PrimeExpect EOP loan growth for 4Q18 in the range of $200-$225 million  6

 Criticized Commercial Loans Down 7% Linked-Quarter  Total criticized loans% of total commercial loans  $1,26810.11%  $1,1898.57%  $1,1538.30%  $1,0927.75%  $1,0767.58%  $1,0847.56%  $8976.18%  $8345.72%  Criticized –Nonenergy% of total commercial loans  $3793.02%  $4523.26%  $4663.36%  $4853.44%  $5263.70%  $5613.91%  $4893.37%  $4773.27%  Criticized – energy% of total commercial loans  $8897.09%  $7375.31%  $6874.95%  $6074.31%  $5503.87%  $5233.65%  $4082.81%  $3572.45%      Criticized commercial loans totaled $834 million at September 30, 2018, down $63 million, or 7%, from June 30, 2018Criticized energy loans totaled $357 million at September 30, 2018, down $51 million, or 13%, linked-quarterCriticized nonenergy loans totaled $477 million at September 30, 2018, down $12 million, or 2%, linked-quarterProvision for loan losses was $6.9 million, down $2.0 million linked-quarterNet charge-offs totaled $6.9 million, or 14 bps, up from $5.1 million, or 11 bps, in 2Q18  7

 Nonperforming Loans Down 8% Linked-Quarter  Total nonperforming loans% of total loans  $3582.14%  $3101.70%  $3291.78%  $3661.95%  $3731.96%  $4422.31%  $3942.03%  $3641.86%  Nonperforming loans – nonenergy% of total loans  $1190.71%  $1160.64%  $1210.65%  $1450.77%  $1590.84%  $1630.85%  $1570.81%  $1440.74%  Nonperforming loans – energy% of total loans  $2391.43%  $1941.07%  $2081.13%  $2211.18%  $2141.13%  $2791.46%  $2371.22%  $2201.13%  Total HWC Nonperforming Loans(nonaccrual loans + accruing TDRs)    NPA ratio 2.00%, down 15 bps linked-quarter Nonperforming assets totaled $391 million, down $25 million from June 30, 2018Nonperforming energy loans totaled $220 million at September 30, 2018, down $17 million, or 7%, linked-quarterNonperforming nonenergy loans totaled $144 million at September 30, 2018, down $13 million, or 8%, from second quarter of 2018  8

 Energy Portfolio Below Strategic Goal of 5%  Energy loans totaled $927 million, or 4.7% of total loans, down $58 million linked-quarter and down $206 million compared to a year earlierNo energy charge-offs in 3Q18 compared to a net recovery of $1.9 million in the second quarterNet decrease of $21 million, or 24%, in nonaccrual energy loansAccruing energy TDRs totaled $153 million at September 30, 2018Making progress towards a balanced energy portfolio  9

Energy Reserve Release Offsets Build in Nonenergy Reserves

Total

3Q18	Nonenergy	Energy	Total
General Reserves	$147.5MM	$32.1MM	$179.6MM
Impaired Reserves	$5.5MM	$18.1MM	$23.6MM
PCI Reserves	$11.3MM	--	$11.3MM
Total Allowance for Credit Losses	$164.3MM	$50.2MM	$214.5MM
Loans	$18,617MM	$927MM	$19,544MM
Coverage Ratio at 9-30-18	0.88%	5.42%	1.10%
Coverage Ratio at 6-30-18	0.85%	5.99%	1.11%

- Allowance for loan losses (ALLL) $214.5 million in 3Q18, virtually unchanged linked-quarter
- ALLL for energy credits $50.2 million at September 30, 2018, **down $8.8** million from June 30, 2018
- Nonenergy ALLL $164.3 million as of September 30, 2018, **up $8.8** million from June 30, 2018

Energy

3Q18	Upstream	Midstream	Support Drilling	Support Nondrilling	Total Energy
General Reserves	$7.6MM	$0.7MM	$5.8MM	$18.0MM	$32.1MM
Impaired Reserves	---	---	$0.5MM	$17.6MM	$18.1MM
Total Energy Allowance	$7.6MM	$0.7MM	$6.3MM	$35.6MM	$50.2MM
Loans	$375MM	$57MM	$110MM	$385MM	$927MM
Total Energy Allowance %	2.03%	1.21%	5.72%	9.25%	5.42%

- Net charge-offs to-date for the current energy cycle (Nov '14 – Sep '18) total $79 million
- Management continues to believe the current reserve is adequate and estimates that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycle
- With oil prices approximating $70 a barrel, and continued stabilization in prices, we anticipate the cycle for us could end soon; we believe we are adequately reserved for losses on remaining credits and do not expect a significant provision for any additional issues

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 Reported net interest margin (NIM) of 3.36%, down 4 bps linked-quarter; net interest incomeup $2.7 millionLoan yield up 8 bpsYield on securities portfolio up 5 bpsCost of funds up 11 bpsCost of deposits up 8 bpsInterest recoveries of 2 bps in 3Q18, same as 2Q18Core NIM of 3.28% down 3 bps linked-quarter  NIM Down 4 bps Linked-Quarter as Deposit Betas Increase  Betas  1Q18  2Q18  3Q18  4Q15-3Q18  Total Loans  47%  44%  52%  48%  Total DepositsTotal deposits excluding brokered CDs and Capital One trust deposits  29%23%   17%14%  35%20%   23%17%  11

 Securities Portfolio   Portfolio totaled $6.0 billion, down $126 million, or 2%, linked-quarterYield 2.55%, up 5 bps linked-quarterPremium amortization up $0.1 million linked-quarterUnrealized net loss of $130.7 million on AFS compared to $109.9 million at June 30, 201850% HTM, 50% AFSDuration 4.90 years compared to 4.89 years in 2Q18Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios  12

 Deposit Betas Drive Higher Cost of Deposits  Total deposits $22.4 billion, up $182 million, or 1%, linked-quarterNoninterest-bearing demand deposits (DDA) decreased $25 million Interest-bearing transaction and savings deposits increased $261 million, mainly related to the trust and asset management acquisitionTime deposits (retail) increased $161 millionInterest-bearing public fund deposits decreased $241 millionDDA comprised 36% of total period-end depositsCost of deposits up 8 bps to 62 bpsAverage loan/deposit ratio 88%  13

 Capital One Transaction Drives Noninterest Income Improvement  Noninterest income totaled $75.5 million, up $6.7 million, or 10%Capital One Trust and Asset Management acquisition added $5.5 million to fee income in 3Q18Transaction closed July 13, 2018  14  Increase due to seasonality  Decline due to seasonality and lower merchant fees  Increase due to seasonality, but lower than expected due to rate hikes

 Growth in Balance Sheet and Revenue Drive Higher Expenses  Operating expense (noninterest expense excluding nonoperating items) totaled $176.4 million, up $7.8 million, or 5% linked-quarterIncludes approximately $4.1 million in operating expenses related to the trust and asset management acquisition (7/13/18)Nonoperating expenses totaled $4.8 million in 3Q18 and $15.8 million in 2Q18Linked-quarter changes noted below adjusted for the trust and asset management acquisition  15  Related to incentive pay, etc.  Data processing, professional services, regulatory and business development  Miscellaneous expense items

 Managing Capital In The Best Interests of All Stakeholders  TCE ratio 7.67%, down 9 bps linked-quarterGrowth in tangible assets -3 bpsTangible net earnings +33 bpsOCI -6 bps; mostly related to higher unrealized loss on the AFS securities portfolioDividends -9 bpsStock-based comp activity & other +3 bpsGoodwill and intangibles -27 bpsWill continue to manage capital in the best interests of the Company and our shareholders; priorities are:Organic growthDividend payout ratio targeted between 30-40% of net incomeOpportunistic buybacksOpportunistic infill M&A; no large or strategic transactions    Tangible Common Equity Ratio  Leverage (Tier 1) Ratio  Tier 1 Risked-Based Capital Ratio  Total Risk-Based Capital Ratio  September 30, 2018  7.67%  8.50%(e)  10.39%(e)  12.02%(e)  June 30, 2018  7.76%  8.66%  10.48%  12.12%  March 31, 2018  7.80%  8.51%  10.35%  12.00%  December 31, 2017  7.73%  8.43%  10.21%  11.90%  September 30, 2017  7.80%  8.34%  10.10%  11.84%  (e) Estimated for most recent period-end  16

 Near-Term Outlook    3Q18 Actual  Items to note  4Q18 Outlook  Loans  up $173 million or 4% LQA; up $757 million or 4% Y-o-Y  $90 million in loan payoffs at quarter end  Expect net loan growth of $200-$225 million for 4Q18  Net Interest Margin (NIM)  3.36%3.28% (core)  down 4 bps LQdown 3 bps LQ  Expect NIM to remain relatively stable in the fourth quarter of 2018; variables impacting guidance include deposit betas, timing of LIBOR moves, and additional rate hikes  Noninterest Income  $75.5 million    Expect operating noninterest income to increase 8%-9% for the year compared to 2017  Loan Loss Provision  $6.9 million    Expected range of $6-$8 million in fourth quarter of 2018  Operating expense  $176.4 million    Expect operating expense to increase 3%-4% for the year compared to 2017  Effective Tax Rate  18%    Expect the effective tax rate to approximate 8-10% in the fourth quarter of 2018 due to fourth quarter stock compensation vesting and other tax reform related strategies  Nonoperating items  $4.8 million  primarily Capital One Trust and Asset Management purchase  Nonoperating items anticipated in 4Q18: Relocation expenses for Hancock Whitney Center in New Orleans; Expenses related to the Capital One Trust and Asset Management acquisition  17

 Long-Term Outlook – Goal to Achieve Objectives by 4Q19    Quarterly Objective  3Q18 Actual  Earnings (EPS)/quarter (excluding nonoperating items)  $1.00 - $1.10+  $1.01  ROA (operating)  1.15% - 1.25%+  1.24%  TCE  8.5%+  7.67%  ROTCE (operating)  15%+  16.84%  Efficiency Ratio  ≤56%  58.11%  2018/2019 Corporate Strategic Objectives (CSOs)   18  Goal is to achieve CSOs by the 4th quarter of 2019Attainment of CSOs does not require M&A

 Hurricane Michael Impact  19  Corporate exposure:Panama City and Marianna - 3 branches and a BFC with $326 million in deposits and $151 million in loansCatastrophic damage in our footprint limited to Marianna and Panama CityOne HWC location with significant damage  MARIANNA  TALLAHASSEE  PANAMA CITY  PENSACOLA  DESTIN                                            HWC storm-impacted markets

 Non-GAAP Reconciliations

Operating Earnings & Operating EPS Reconciliations

	Three Months Ended				
(in thousands, except per share amounts)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net Income	$83,878	$71,177	$72,475	$ 55,449	$58,902
Net income allocated to participating securities	(1,544)	(1,328)	(1,366)	(1,104)	(1,244)
Net income available to common shareholders	$82,334	$69,849	$71,109	$54,345	$57,658
Nonoperating items, net of applicable income tax	3,813	12,486	5,782	19,520	7,405
Nonoperating income allocated to participating securities	(71)	(233)	(109)	(390)	(156)
Operating net income available to common shareholders	$86,076	$82,102	$76,782	$73,475	$64,907
Weighted average common shares - diluted	85,539	85,483	85,423	85,303	84,980
Earnings per share - diluted	$0.96	$0.82	$0.83	$0.64	$0.68
Operating earnings per share - diluted	$1.01	$0.96	$0.90	$0.86	$0.76

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Operating ROA, ROE & ROTCE Reconciliations

	Three Months Ended				
(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net Income	$83,878	$71,177	$72,475	$55,449	$58,902
Nonoperating items, net of income tax benefit	3,813	12,486	5,782	—	7,405
Income tax resulting from re-measurement of deferred tax asset	—	—	—	19,520	—
Operating earnings	$87,691	$83,663	$78,257	$74,969	$66,307
Average Assets	$28,026,923	$27,485,052	$27,237,077	$26,973,507	$26,677,573
Average Equity	$2,952,431	$2,908,997	$2,872,813	$2,867,475	$2,838,517
Average Tangible Common Equity	$2,066,205	$2,081,237	$2,039,544	$2,034,313	$2,001,410
Return on average assets - operating	1.24%	1.22%	1.17%	1.10%	0.99%
Return on average equity - operating	11.78%	11.54%	11.05%	10.37%	9.27%
Return on average tangible common equity - operating	16.84%	16.12%	15.56%	14.62%	13.14%

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Operating Revenue (TE) & Operating PPNR (TE) Reconciliations

	Three Months Ended				
(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net interest income	$214,194	$211,547	$205,664	$208,047	$202,857
Noninterest income	75,518	68,832	66,252	69,688	67,115
Total revenue	$289,712	$280,379	$271,916	$277,735	$269,972
Taxable equivalent adjustment	4,095	4,081	3,963	8,949	8,579
Nonoperating revenue	—	—	1,145	—	—
Operating revenue (TE)	$293,807	$284,460	$277,024	$286,684	$278,551
Noninterest expense	(181,187)	(184,402)	(170,791)	(168,063)	(177,616)
Nonoperating expense	4,827	15,805	5,853	—	11,393
Operating pre-provision net revenue (TE)	$117,447	$115,863	$112,086	$118,621	$112,328

Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018, 6/30/2018, and 9/30/2018, and 35% for all other periods presented.

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Core NII (TE) & Core NIM (TE) Reconciliation

	Three Months Ended				
(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net interest income	$214,194	$211,547	$205,664	$208,047	$202,857
Taxable equivalent adjustment (a)	4,095	4,081	3,963	8,949	8,579
Net interest income (TE)	$218,289	$215,628	$209,627	$216,996	$211,436
Purchase accounting adjustments:					
Net loan discount accretion (b)	5,415	6,376	7,108	8,280	7,711
Net investment premium amortization (c)	(221)	(259)	(315)	(320)	(364)
Net purchase accounting accretion	5,194	6,117	6,793	7,960	7,347
Net interest income (TE) - core	$213,095	$209,511	$202,834	$209,036	$204,089
Average earning assets	$25,832,372	$25,391,025	$25,106,283	$24,812,676	$24,487,426
Net interest margin (TE) - reported	3.36 %	3.40 %	3.37 %	3.48 %	3.44 %
Net purchase accounting adjustments	0.08 %	0.09 %	0.11 %	0.13 %	0.12 %
Net interest margin (TE) - core	3.28 %	3.31 %	3.26 %	3.35 %	3.32 %

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018, 6/30/2018, and 9/30/2018, and 35% for all other periods presented.

(b) Includes net loan discount accretion arising from business combinations.

(c) Includes net investment premium amortization arising from business combinations.

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Appendix

 Operating Earnings  See slides 21-24 for non-GAAP reconciliations  26            3Q17    4Q17    1Q18    2Q18    3Q18    Operating Earnings ($000)        66,307    74,969    78,257    83,663    87,691    Operating EPS       $0.76   $0.86   $0.90   $0.96   $1.01    Net Interest Income (TE) ($000)        211,436    216,996    209,627    215,628    218,289    Noninterest Inc excl non-op ($000)        67,115    69,688    67,397    68,832    75,518    Operating Expense excl non-op ($000)        166,223    168,063    164,938    168,597    176,360    Provision ($000)        13,040    14,986    12,253    8,891    6,872

 Key Operating Ratios  See slides 21-24 for non-GAAP reconciliations  27            3Q17    4Q17    1Q18    2Q18    3Q18    Operating Return on Assets       0.99%  1.10%  1.17%  1.22%  1.24%   Operating Return on Equity       9.27%  10.37%  11.05%  11.54%  11.78%   Operating Return on TCE       13.14%  14.62%  15.56%  16.12%  16.84%   Tangible Common Equity Ratio       7.80%  7.73%  7.80%  7.76%  7.67%   Net Interest Margin (TE)       3.44%  3.48%  3.37%  3.40%  3.36%   Operating Efficiency Ratio       57.50%  56.57%  57.51%  57.40%  58.11%

 Balance Sheet Summary  28            3Q17    4Q17    1Q18    2Q18    3Q18    Average Loans ($MM)        18,591    18,840    19,028    19,193    19,465    Average Total Securities ($MM)        5,680    5,801    5,897    6,032    6,186    Average Deposits ($MM)        21,350    21,763    22,043    22,101    22,022    Loan Yield (TE)       4.39%  4.46%  4.43%  4.55%  4.63%   Securities Yield (TE)       2.48%  2.50%  2.46%  2.50%  2.55%   Cost of Interest Bearing Dep       0.64%  0.68%  0.78%  0.86%  0.97%

 Well-Diversified Loan Portfolio  29

 Third Quarter 2018Earnings Conference Call  10/17/2018